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                 INDEPENDENT AUDITORS' CONSENT



To the Stockholders of
Ashworth, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 33-35516, 33-41455, 33-47502, 33-54206, 33-66040 and 33-92580) on Form S-8 of
Ashworth, Inc. of our reports dated December 12, 1997, relating to the consolidated balance sheet of Ashworth, Inc. and subsidiaries as of October 31, 1997 and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended and the related schedule, which reports appear in the October 31, 1997 annual report on Form 10-K of Ashworth, Inc.




                                   KPMG Peat Marwick LLP
San Diego, California
January 27, 1998